Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Schedules Release of First Quarter 2026 Financial Results
HOUSTON, TX, April 8, 2026 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 253 dealerships located in the U.S. and U.K., today announced that it will release financial results for the first quarter ended March 31, 2026 on Thursday, April 30, 2026 before the market opens. Daryl Kenningham, Group 1’s President and Chief Executive Officer, and the Company’s senior management team will host a conference call to discuss the results later that morning at 10:00 a.m. ET.
The conference call will be simulcast live on the Internet at http://www.group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic:	1-888-317-6003
International:	1-412-317-6061
Passcode:	3297324
A telephonic replay will be available following the call through May 7, 2026, by dialing:

Domestic:	1-855-669-9658
International:	1-412-317-0088
Replay Code:	9961441
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 253 automotive dealerships, 313 franchises, and 32 collision centers in the United States and the United Kingdom that offer 36 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.
SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
Kimberly Barta
Head of Marketing and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com
or
Jude Gorman / Clayton Erwin
Collected Strategies
Group1-CS@collectedstrategies.com

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